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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports for Chicago SMSA Limited Partnership, CyberTel Cellular Telephone Company, Detroit SMSA Limited Partnership, Cincinnati SMSA Limited Partnership, Milwaukee SMSA Limited Partnership, Madison SMSA Limited Partnership dated January 21, 1999 (and to all references to our firm) included in or made a part of this Form S-4 Registration Statement of Cingular Wireless LLC.



/s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
January 17, 2002